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                                                                    EXHIBIT 4.6

                THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENT OF SUCH ACT.

    WARRANT TO PURCHASE 250,000 SHARES OF COMMON STOCK OF I-FLOW CORPORATION

        This certifies that BLOCK MEDICAL, INC., a Delaware corporation (the "Holder") is entitled, subject to the terms and conditions set forth below, to subscribe for and purchase from I-FLOW CORPORATION, a California corporation (the "Company"), Two Hundred Fifty Thousand (250,000) fully-paid and non-assessable shares of the Company's Common Stock (the "Warrant Shares"), no par value, at an initial purchase price of $4.61875 per Warrant Share (the "Exercise Price") (which amount is equal to the "Base Share Price" as defined in Section 2.1(b) of the "Purchase Agreement," as defined below).

        The Exercise Price and the character of the Warrant Shares are subject to adjustment as provided herein. The term "Warrant Shares" as used herein includes the shares of the Company's Common Stock (and such other securities or property into which such shares of Common Stock may hereafter be changed) which are at the time receivable by the Holder upon exercise of this Warrant. This Warrant is being issued pursuant to that certain Agreement for Purchase and Sale of Assets, dated as of June 3, 1996, by and among the Holder, the Company and the Holder's wholly-owned subsidiary, Block Medical, Inc. (the "Purchase Agreement"). The term "Warrant" as used herein shall include this Warrant and any Warrant delivered as provided herein in substitution or exchange herefor.

        1. Exercise and Expiration. This Warrant may be exercised as a whole or in part at any time or from time to time on or after the earlier of (i) January 1, 1999, or (ii) an "I-Flow Change in Control," as defined below, but must be exercised on or prior to July 22, 2001 (which date is the fifth (5th) anniversary date of the "Closing Date" as defined in Section 10.1 of the Purchase Agreement), at which time this Warrant shall expire and shall no longer be exercisable. This Warrant shall be exercised by surrender hereof at the Company's principal executive office together with delivery of a signed Subscription Agreement in the form attached hereto as Annex I specifying the number of Warrant Shares to be purchased and payment of the Exercise Price for the Warrant Shares to be purchased. In the event of any exercise of this Warrant, (i) stock certificates for the shares of Common Stock purchased by virtue of such exercise shall be delivered to the Holder forthwith, and unless this Warrant has been fully exercised or has expired, a new Warrant, representing the number of Warrant Shares with respect to which this Warrant remains outstanding shall also be delivered to the Holder forthwith and (ii) the stock certificates
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for the shares of Common Stock so purchased shall be dated the date of such surrender and the Holder shall be deemed for all purposes to be the Holder of the shares of Common Stock so purchased as of the date of such surrender.

        For purposes hereof, an "I-Flow Change of Control" shall be deemed to have occurred if and when:

                (a) Except as provided by subparagraph (c) hereof, there is an acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is or was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened acquisition described in (a) above or actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                (c) There is approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

                        (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

                        (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity acquires fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; or


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                (d)     There is approval by the stockholders of the Company of
a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

                        Notwithstanding the foregoing, any transaction which has as its principal purpose the reincorporation of the Company so as to effect a change in the state of its domicile shall not be deemed to be an I-Flow Change in Control.

        2. Adjustments. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

                (a) Share Splits and Certain Dividends. In the event the Company should at any time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of its outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holders thereof to receive directly or indirectly additional Common Shares (hereinafter referred to as "Share Equivalents") without payment of any consideration (or payment of less than full fair consideration) by such holders for the additional Common Shares or the Shares Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Exercise Price per Warrant Share shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase of outstanding Common Shares so that the Holder will receive, after such record date, the same number of shares for the same total consideration as it would have received by exercising the Warrant immediately before the record date.

                (b) Reverse Share Splits. If the number of Common Shares outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, on the record date of such combination, the Exercise Price shall be appropriately increased and the number of Warrant Shares issuable upon exercise hereof shall be appropriately decreased in proportion to such decrease in outstanding Common Shares.

                (c) Merger or Consolidation. If the Company shall at any time consolidate with or merge into another corporation, the Holder will thereafter receive, upon the exercise hereof, the securities or property to which the holder of the number of Common Shares deliverable at the time of such consolidation or merger upon the exercise of this Warrant would have received upon such consolidation or merger, and the company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the Holder shall thereafter receive such securities or property deliverable upon the exercise of the Warrant.

                (d) Elimination of Fractions. The Company shall not be required to issue fractional Warrant Shares upon any exercise hereof. As to any final fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect to such final fraction in an amount based on the closing price of the Company's stock that day.


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        3.      Registration Rights.  The registration rights associated with the Warrant Shares shall be set forth in that certain Registration Rights Agreement of even date herewith by and between Hillenbrand Industries, Inc., Block Medical, Inc. and I-Flow Corporation and is incorporated herein by reference.

        4. Transfer of Warrant. In addition to the other restrictions on transfer set forth herein, this Warrant may not be sold, transferred, assigned, pledged or otherwise disposed of absent the Company's prior written consent, which consent may be withheld or conditionally granted in its sole discretion; provided, however, that the Holder shall be permitted to transfer this Warrant to Hillenbrand Industries, Inc., an Indiana corporation and the parent of Holder, without the Company's prior written consent.

        5. Reservation of Common Stock. The Company hereby covenants and agrees that it shall at all times reserve and keep authorized and available for issuance, free of any preemptive rights or rights of first refusal, a sufficient number of Warrant Shares for the purpose of issuance upon exercise of this Warrant to permit the exercise of this Warrant as a whole. The Company further covenants and agrees that all shares of Common Stock which may be issued upon the exercise of this Warrant in accordance with the terms hereof will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

        6. Mutilated or Lost Warrant. In the event this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall -- upon the Holder's request -- issue and deliver in exchange and substitution for and upon cancellation of this Warrant if mutilated, or in lieu of and substitution for the Warrant if lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right of interest, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and an indemnity reasonably satisfactory to the Company.

        7. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

        8. No Rights as Stockholder. This Warrant shall not entitle the Holder to any of the rights of a Stockholder of the Company, including without limitation the right to vote or attend or receive any notice of meetings of stockholders or any other proceedings of the Company.



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        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officer as of the 22nd day of July, 1996.

                                        I-FLOW CORPORATION
                                        2532 White Road
                                        Irvine, California 92714



                                        By:   /s/  DONALD M. EARHART
                                           ------------------------------
                                           Donald M. Earhart
                                           Chairman, CEO and President

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                             SUBSCRIPTION AGREEMENT

        The undersigned holder of the Warant to which this Subscription Agreement is attached as Annex I hereby (i) subscribes for ____________________ Warrant Shares (as defined in the Warrant) which the undersigned is entitled to purchase pursuant to the terms of such Warrant, and (ii) directs that the certificates evidencing such shares of Common Stock be issued and delivered to ______________________________________. Full payment of the Exercise Price (as defined in the Warrant) accompanies delivery of this Subscription Agreement.


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                                    ANNEX I
                                       TO
                                    WARRANT